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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of NCS HealthCare, Inc. for the registration of 1,073,098 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated August 1, 1997, with respect to the consolidated financial statements of NCS HealthCare, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 filed with the Securities and Exchange Commission.



                                                          Ernst & Young LLP



Cleveland, Ohio
Dated:  October 17, 1997